(CAMBREX LOGO)

Date:        January 27, 2005
Contact:     Luke M. Beshar                        Anne-Marie Hess
             Executive Vice President & CFO        Director, Investor Relations
Phone:       201-804-3010                          201-804-3062
Email:       luke.beshar@cambrex.com               annemarie.hess@cambrex.com
Release:     Immediate



          CAMBREX REPORTS 15% SALES INCREASE IN THE FOURTH QUARTER 2004 Reports Double-Digit Sales Growth in Bioproducts and Human Health Segments
                       And Provides 2005 Earnings Guidance

      EAST RUTHERFORD, NJ - January 27, 2005 - Cambrex Corporation (NYSE: CBM) reported today fourth quarter and full year 2004 financial results for the period ended December 31, 2004.

- Fourth quarter worldwide sales increased 15.0% to $117.4 million reflecting double-digit growth in the Bioproducts and Human Health segments. Sales from continuing operations were favorably impacted by 4.4% due to foreign currency.

- Fourth quarter Income Before Taxes from continuing operations increased 22.3% to $9.1 million, while income from continuing operations decreased 12.2% to $5.3 million or $0.20 per share due to higher income tax expense resulting from the geographic mix of income.

- Full year worldwide sales increased 8.3% to $439.2 million reflecting growth in the Bioproducts and Human Health segments. Full year worldwide 2004 sales were favorably impacted by 4.5% due to foreign currency.

- Full year pro forma income from continuing operations was $24.2 million or $0.91 per share, excluding the previously announced Biopharma goodwill impairment, within the Company's guidance of $0.90 - $1.00. Including the impairment charge, the Company reported a full year 2004 loss from continuing operations of $24.6 million or $0.94 loss per share.

      "We are very pleased with the double-digit revenue growth in the Bioproducts and Human Health segments resulting from new products, increased market share and an exceptionally strong fourth quarter for Human Health contract development services," commented John R. Leone, President and CEO. "Building the Biopharma project pipeline remains a priority. We continue to diversify our portfolio of projects and throughout the year have more than doubled our project pipeline as the result of our investment in the sales force."

      Gross margin for the fourth quarter 2004 decreased to 37.6% from 39.1% in the fourth quarter 2003 due to lower margins in the Biopharma and Human Health segments partially offset by higher


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

margins in the Bioproducts segment. Foreign currency unfavorably impacted fourth quarter 2004 gross margin by approximately 0.8 percentage points.

      Full year gross margin for 2004 decreased to 39.0% from 40.0% in 2003 due to lower margins in the Biopharma and Human Health segments partially offset by higher margins in the Bioproducts segment. Foreign currency unfavorably impacted full year 2004 gross margin by approximately 0.4 percentage points.

      For the full year 2004, the Company decreased debt, net of cash-on-hand, by about $13 million, generating approximately $50 million cash from operations after funding approximately $40 million for capital expenditures.

      This Press Release and accompanying financial tables include non-GAAP financial information with reconciliation to GAAP measures. Cambrex management believes that the non-GAAP information is an additional meaningful measure of current operating performance and more comparable to historical financial results. Pro forma results are presented to reflect the results of operations before the previously announced Biopharma goodwill impairment.

      The financial information contained in this press release is unaudited, subject to revision and should not be considered final until the Annual Report on Form 10-K is filed.

      As previously reported on November 10, 2003, the Company closed on the sale of its Rutherford Chemicals business. This business has been treated as a discontinued operation for all periods presented.

BIOPRODUCTS

      The Bioproducts segment includes Cells and Media, Endotoxin Detection and Electrophoresis, Chromatography and Other product categories. Bioproducts sales in the fourth quarter 2004 increased 13.4% to $33.9 million, including a 3.6% favorable impact from foreign currency, from $29.9 million in the fourth quarter 2003. The increased sales in the quarter reflect strong demand for essentially all product categories.

      Fourth quarter 2004 gross margin increased to 56.6% from 50.3% in the fourth quarter 2003 primarily due to favorable volume, mix and pricing, foreign currency and lower bad debt reserves resulting from collection efficiency partially offset by higher material costs. Foreign currency favorably impacted gross margin by approximately 1.6 percentage points in the fourth quarter 2004.


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

BIOPHARMA

      The Biopharma segment consists of the Company's contract biopharmaceutical process development and manufacturing business. Sales in the fourth quarter 2004 decreased 8.7% to $11.5 million from $12.6 million in the fourth quarter 2003. This decrease reflects unfavorable project timing and lower material and supplies billings.

      Fourth quarter 2004 gross margin decreased to 15.1% from 29.1% in the fourth quarter 2003 due to lower volumes, an unfavorable mix of projects and higher costs from the 2800 liter expansion project. The 2800 liter expansion is expected to be fully validated for cGMP production in the first quarter of 2005. Foreign currency had no impact on Biopharma sales or gross margin in the fourth quarter 2004.


HUMAN HEALTH

      The Human Health segment consists of small molecule Active Pharmaceutical Ingredients (APIs), Advanced Intermediates, Imaging Chemicals, and Fine Custom Chemicals derived from organic chemistry. Human Health sales in the fourth quarter 2004 increased 20.8% to $71.9 million, including 5.8% favorable impact due to foreign currency, from $59.5 million in the fourth quarter 2003. The increased sales reflect very strong custom development revenues, partially offset by slightly decreased sales volumes of certain generic APIs.

      Fourth quarter 2004 gross margin declined to 32.3% from 35.7% in the fourth quarter 2003 primarily due to the adverse impact of foreign currency and lower volumes and pricing of certain generic APIs. Foreign currency negatively impacted gross margin by approximately 2.1 percentage points in the fourth quarter 2004.

FOURTH QUARTER 2004 OPERATING AND INTEREST EXPENSES FOR CONTINUING OPERATIONS

      Fourth quarter 2004 marketing, sales, administrative and amortization expenses increased to $26.7 million (22.7% of sales) from $24.1 million (23.6% of sales) in the fourth quarter 2003, primarily due to increased investment in Bioproducts and Human Health sales and marketing, sales commissions related to the revenue growth, and approximately $0.7 million impact from foreign currency.


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

      Fourth quarter 2004 research and development expenses increased to $5.7 million (4.9% of sales) from $4.5 million (4.4% of sales) in the fourth quarter 2003 primarily due to increased new product development spending in the Bioproducts segment and approximately $0.2 million impact from foreign currency.

      Fourth quarter 2004 net interest expense declined to $2.5 million compared to $3.5 million in the fourth quarter 2003. The average interest rate decreased to 5.4% in the fourth quarter 2004 from 5.9% in the fourth quarter 2003.

CERTAIN ACCOUNTING ADJUSTMENTS

      During the year-end financial reporting process, the Company identified potential accounting adjustments related to reporting periods from 1995 to 2003. While research and analysis is on-going, it is currently estimated that the cumulative effect of such adjustments over this nine year period is less than $1.5 million on a pre-tax basis. The final amount and treatment of potential adjustments, if any, will be communicated as soon as the assessment is complete. The accompanying financial information does not reflect any adjustments related to these matters.

CAMBREX DECLARES QUARTERLY DIVIDEND

      The Cambrex Board of Directors declared the Company's regular quarterly cash dividend on its common stock of $0.03 per share for its shareholders of record as of February 4, 2005. The dividend is payable on February 18, 2005.

GUIDANCE

      The Company expects full year 2005 diluted earnings per share for continuing operations to be in the range of $0.90 to $1.10 and targets sales growth in the range of 6% to 10%. Management expects first quarter 2005 earnings to be disproportionately low, in the range of $0.02 to $0.12, due to lower volumes, the timing of projects, and an unusually high tax rate resulting from the geographic mix of income.

For the year 2005, capital expenditures, depreciation and amortization for continuing operations are expected to be approximately $50 million, $38 million, and $2 million respectively. The Company expects





Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

the full year 2005 effective tax rate to be approximately 30 - 32%; however, the full year and quarterly effective tax rates will continue to be highly sensitive to changes in the geographic mix of income.

      Guidance for 2005 does not include the effect of any potential future decision to repatriate foreign earnings for purposes consistent with the American Jobs Creation Act of 2004, or the effect of new accounting rules requiring the expensing of stock options. The Financial Accounting Standards Board (FASB) has recently reissued FASB Statement No.123 - "Share-Based Payment" which covers share-based compensation, including stock options. Cambrex plans to begin the expensing of stock options effective July 1, 2005, in accordance with the requirements of FASB Statement No. 123 and expects to provide the estimated impact of this change during Cambrex's second-quarter earnings conference call.

CONFERENCE CALL AND WEBCAST

      The Conference Call to discuss fourth quarter 2004 earnings will begin at 8:30 a.m. Eastern Time on Friday, January 28, 2005 and last approximately 45 minutes. Those wishing to participate should call 1-888-634-4003 for Domestic, and +1-706-634-6653 for International. Please use the conference ID 2866959 and call approximately 10 minutes before the start time. The Conference Call will also be webcast in the Investor Relations section of the Cambrex website located at www.cambrex.com. The webcast will be available for approximately thirty (30) days following the call.

      A replay of the Conference Call will be available approximately two hours after the completion of the call through the end of business day, Friday, February 4, 2005 by calling 1-800-642-1687 for Domestic, and +1-706-645-9291 for
International. Please use the conference ID 2866959 to access the replay.

FORWARD LOOKING STATEMENTS

      This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3B-6 under The Exchange Act, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that words such as "expects", "anticipates", "intends", "estimates", "believes" or similar expressions are used in connection with any discussion of future financial and operating performance. The forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

issues), tax rate, technology, manufacturing and legal issues, changes in foreign exchange rates, performance of minority investments, un-collectable receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, and lack of suitable raw materials or packaging materials. For further details and a discussion of these and other risks and uncertainties, investors are cautioned to review the Cambrex Annual Report on Form 10-K, including the Forward-Looking Statement section therein, and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                              CAMBREX CORPORATION
                               Financial Summary
               For the Quarters Ended December 31, 2004 and 2003
                   (in thousands, except earnings per share)
                                  (unaudited)

                                                          2004           2003
                                                          ----           ----
Gross Sales .........................................  $  117,365     $  102,065
Operating Profit ....................................  $   11,751     $   11,314
Income Before Tax ...................................  $    9,087     $    7,429
Income From Continuing Operations ...................  $    5,332     $    6,070
Loss From Discontinued Operations ...................  $       --     $   (1,031)
Net Income ..........................................  $    5,332     $    5,039

Earnings per share data (basic):

  Income From Continuing Operations .................  $     0.20     $     0.24
  Loss From Discontinued Operations .................  $       --     $    (0.04)
                                                       ----------     ----------
  Net Income ........................................  $     0.20     $     0.20
  Average Shares Outstanding ........................      26,154         25,796

Earnings per share data (diluted):
  Income From Continuing Operations .................  $     0.20     $     0.23
  Loss From Discontinued Operations .................  $       --     $    (0.04)
                                                       ----------     ----------
  Net Income ........................................  $     0.20     $     0.19
  Average Shares Outstanding ........................      26,532         26,255


                               Financial Summary
                 For the Years Ended December 31, 2004 and 2003
                   (in thousands, except earnings per share)
                                  (unaudited)

                                                           2004          2003
                                                           ----          ----
Gross Sales ..........................................  $  439,158    $  405,591
Operating Profit .....................................  $      252    $   38,824
(Loss) /Income Before Tax ............................  $  (10,822)   $   26,845
(Loss)/ Income From Continuing Operations ............  $  (24,555)   $      245
Loss From Discontinued Operations ....................  $     (978)   $  (54,308)
Net Loss .............................................  $  (25,533)   $  (54,063)

Earnings per share data (basic):
  (Loss)/ Income From Continuing Operations ..........  $    (0.94)   $     0.01
  Loss From Discontinued Operations ..................  $    (0.04)   $    (2.11)
                                                        ----------    ----------
  Net Loss ...........................................  $    (0.98)   $    (2.10)
  Average Shares Outstanding .........................      26,094        25,755

Earnings per share data (diluted):
  (Loss)/ Income From Continuing Operations ..........  $    (0.94)   $     0.01
  Loss From Discontinued Operations ..................  $    (0.04)   $    (2.08)
                                                        ----------    ----------
  Net Loss ...........................................  $    (0.98)   $    (2.07)
  Average Shares Outstanding .........................      26,094        26,174

Note: All amounts in these financial tables are for continuing operations unless otherwise indicated.


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                              CAMBREX CORPORATION
                     Gross Sales & Gross Profit by Segment
               For the Quarters Ended December 31, 2004 and 2003
                                 (in thousands)
                                  (unaudited)

                           Fourth Quarter 2004           Fourth Quarter 2003
                     ----------------------------- -----------------------------
                      Gross      Gross              Gross      Gross
                      Sales      Profit       GP%   Sales      Profit       GP%
                     --------   --------     ----  --------   --------     ----
Bioproducts .......  $ 33,918     19,191     56.6% $ 29,915     15,049     50.3%
Biopharma .........    11,531      1,745     15.1%   12,631      3,671     29.1%
Human Health ......    71,916     23,222     32.3%   59,519     21,225     35.7%
                     --------   --------           --------   --------
Total .............  $117,365   $ 44,158     37.6% $102,065   $ 39,945     39.1%
                     ========   ========           ========   ========

                                         Gross Sales Comparison
                           --------------------------------------------------
                            2004          2003
                            Gross         Gross         Change         Change
                            Sales         Sales            $              %
                           --------      --------      --------        ------
Bioproducts .............  $ 33,918      $ 29,915      $  4,003         13.4%
Biopharma ...............    11,531        12,631        (1,100)        -8.7%
Human Health ............    71,916        59,519        12,397         20.8%
                           --------      --------      --------
Total ...................  $117,365      $102,065      $ 15,300         15.0%
                           ========      ========      ========


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                              CAMBREX CORPORATION
                     Gross Sales & Gross Profit by Segment
                 For the Years Ended December 31, 2004 and 2003
                                 (in thousands)
                                  (unaudited)

                              Twelve Months 2004          Twelve Months 2003
                       ----------------------------  ----------------------------
                        Gross      Gross              Gross      Gross
                        Sales      Profit      GP%    Sales      Profit      GP%
                       --------   --------    -----  --------   --------    -----
Bioproducts .........  $136,108     74,815    55.0%  $119,298     60,056    50.3%
Biopharma ...........    43,270      6,071    14.0%    44,128     11,829    26.8%
Human Health ........   259,780     90,392    34.8%   242,165     90,521    37.4%
                       --------   --------           --------   --------
Total ...............  $439,158   $171,278    39.0%  $405,591   $162,406    40.0%
                       ========   ========           ========   ========


                                             Gross Sales Comparison
                             -----------------------------------------------------
                              2004           2003
                              Gross          Gross          Change          Change
                              Sales          Sales             $               %
                             --------       --------       --------         ------
Bioproducts ...............  $136,108        119,298       $ 16,810          14.1%
Biopharma .................    43,270         44,128           (858)         -1.9%
Human Health ..............   259,780        242,165         17,615           7.3%
                             --------       --------       --------
Total .....................  $439,158       $405,591       $ 33,567           8.3%
                             ========       ========       ========


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                              CAMBREX CORPORATION
                      Statement of Profit and Loss - GAAP
               For the Quarters Ended December 31, 2004 and 2003
                   (in thousands, except earnings per share)
                                  (unaudited)

                                                 2004                       2003
                                        -----------------------    ----------------------
                                                        % of                     % of
                                          Amount       Sales         Amount      Sales
                                        ----------   ----------    ----------  ----------
Gross Sales ..........................  $  117,365        100.0%   $  102,065       100.0%
  Commissions and Allowances .........         (20)         0.0%          889         0.9%
                                        ----------                 ----------
Net Sales ............................     117,385        100.0%      101,176        99.1%
  Other Revenues .....................         255          0.2%        1,934         1.9%
                                        ----------                 ----------
Net Revenue ..........................     117,640        100.2%      103,110       101.0%
  Cost of Sales ......................      73,482         62.6%       63,165        61.9%
                                        ----------                 ----------
Gross Profit .........................      44,158         37.6%       39,945        39.1%

Operating Expenses
  Marketing/Sales Expenses ...........       9,163          7.8%        6,242         6.1%
  Research & Development Expenses ....       5,714          4.9%        4,547         4.4%
  Administrative Expenses ............      16,989         14.4%       17,359        17.0%
  Amortization .......................         541          0.5%          483         0.5%
                                        ----------                 ----------
Total Operating Expenses .............      32,407         27.6%       28,631        28.0%
                                        ----------                 ----------
Operating Profit .....................      11,751         10.0%       11,314        11.1%

Other Expenses
  Interest - Other ...................       2,479          2.1%        3,539         3.5%
  Other Expenses, net ................         185          0.2%          346         0.3%
                                        ----------                 ----------
Total Other Expenses .................       2,664          2.3%        3,885         3.8%
                                        ----------                 ----------
Income Before Taxes ..................       9,087          7.7%        7,429         7.3%

  Provision for Income Taxes .........       3,755          3.2%        1,359         1.4%
                                        ----------                 ----------

Income from Continuing Operations ....  $    5,332          4.5%   $    6,070         5.9%

DISCONTINUED OPERATIONS

Loss From Discontinued Operations ....          --                       (926)

Provision for Income Taxes ...........          --                        105
                                        ----------                 ----------

Loss From Discontinued Operations ....          --                     (1,031)
                                        ----------                 ----------
Net Income                              $    5,332                 $    5,039
                                        ==========                 ==========
Basic Earnings per Share
  Income From Continuing Operations ..  $     0.20                 $     0.24
  Loss From Discontinued Operations ..  $       --                 $    (0.04)
                                        ----------                 ----------
  Net Income .........................  $     0.20                 $     0.20

Diluted Earnings per Share
  Income From Continuing Operations ..  $     0.20                 $     0.23
  Loss From Discontinued Operations ..  $       --                 $    (0.04)
                                        ----------                 ----------
  Net Income .........................  $     0.20                 $     0.19


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                              CAMBREX CORPORATION
                    Statement of Profit and Loss - Proforma
                      For the Year Ended December 31, 2004
                  (in thousands, except in earnings per share)
                                  (unaudited)

                                                    2004
                                           -----------------------
                                                           % of
                                             Amount       Sales
                                           ----------   ----------
Gross Sales .............................  $  439,158        100.0%
  Commissions and Allowances ............       2,258          0.5%
                                           ----------
Net Sales ...............................     436,900         99.5%
  Other Revenues ........................       6,800          1.5%
                                           ----------
Net Revenue .............................     443,700        101.0%
  Cost of Sales .........................     272,422         62.0%
                                           ----------
Gross Profit ............................     171,278         39.0%

Operating Expenses
  Marketing/Sales Expenses ..............      32,584          7.4%
  Research & Development Expenses .......      19,613          4.5%
  Administrative Expenses ...............      70,051         16.0%
  Other, net ............................      (1,863 )       -0.4%
  Amortization ..........................       1,921          0.4%
                                           ----------
Total Operating Expenses ................     122,306         27.9%
                                           ----------

Operating Profit ........................      48,972         11.2%

Other Expenses
  Interest - Other ......................      10,950          2.6%
  Other Expenses, net ...................         124          0.0%
                                           ----------
Total Other Expenses ....................      11,074          2.6%
                                           ----------

Income Before Taxes .....................      37,898          8.6%

  Provision for Income Taxes ............      13,733          3.1%
                                           ----------
Income From Continuing Operations .......  $   24,165          5.5%

DISCONTINUED OPERATIONS

Loss From Discontinued Operations .......        (978)

Income Tax Benefit ......................          --
                                           ----------

Loss From Discontinued Operations .......        (978)
                                           ----------

Net Income/ (Loss) ......................  $   23,187
                                           ==========

Basic Earnings per Share
  Income From Continuing Operations .....  $     0.93
  Loss From Discontinued Operations .....  $    (0.04)
                                           ----------
  Net Income/ (Loss) ....................  $     0.89

Diluted Earnings per Share
  Income From Continuing Operations .....  $     0.91
  Loss From Discontinued Operations .....  $    (0.03)
                                           ----------
  Net Income/ (Loss) ....................  $     0.88


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                              CAMBREX CORPORATION
                      Statement of Profit and Loss - GAAP
                 For the Years Ended December 31, 2004 and 2003
                   (in thousands, except earnings per share)
                                  (unaudited)

                                                                    2004                       2003
                                                          -----------------------     -----------------------
                                                                         % of                         % of
                                                            Amount       Sales          Amount       Sales
                                                          ----------   ----------     ----------   ----------
Gross Sales ............................................  $  439,158        100.0%    $  405,591       100.0%

   Commissions and Allowances ..........................       2,258          0.5%         3,780         0.9%
                                                          ----------                  ----------

Net Sales ..............................................     436,900         99.5%       401,811        99.1%

   Other Revenues ......................................       6,800          1.5%         8,833         2.1%
                                                          ----------                  ----------

Net Revenue ............................................     443,700        101.0%       410,644       101.2%

   Cost of Sales .......................................     272,422         62.0%       248,238        61.2%
                                                          ----------                  ----------

Gross Profit ...........................................     171,278         39.0%       162,406        40.0%

Operating Expenses
   Marketing/Sales Expenses ............................      32,584          7.4%        25,300         6.2%
   Research & Development Expenses .....................      19,613          4.4%        17,123         4.2%
   Administrative Expenses .............................      70,051         16.0%        68,191        16.8%
   Goodwill Impairment .................................      48,720         11.1%            --         0.0%
   Legal Settlement ....................................          --          0.0%        11,342         2.8%
   Other, net ..........................................      (1,863)        -0.4%            --         0.0%
   Amortization ........................................       1,921          0.4%         1,626         0.4%
                                                          ----------                  ----------
Total Operating Expenses ...............................     171,026         38.9%       123,582        30.4%
                                                          ----------                  ----------

Operating Profit .......................................         252          0.1%        38,824         9.6%

Other Expenses
   Interest - Other ....................................      10,950          2.6%        11,840         3.0%
   Other Expenses, net .................................         124          0.0%           139         0.0%
                                                          ----------                  ----------
Total Other Expenses ...................................      11,074          2.6%        11,979         3.0%
                                                          ----------                  ----------

(Loss)/ Income Before Taxes ............................     (10,822)        -2.5%        26,845         6.6%

   Provision for Income Taxes ..........................      13,733          3.1%        26,600         6.5%
                                                          ----------                  ----------
(Loss)/ Income From Continuing Operations ..............  $  (24,555)        -5.6%    $      245         0.1%

DISCONTINUED OPERATIONS

Loss From Discontinued Operations ......................        (978)                    (54,341)

Income Tax Benefit .....................................          --                         (33)
                                                          ----------                  ----------
Loss From Discontinued Operations ......................        (978)                    (54,308)
                                                          ----------                  ----------
Net Loss ...............................................  $  (25,533)                 $  (54,063)
                                                          ==========                  ==========
Basic Earnings per Share
   (Loss)/ Income From Continuing Operations ...........  $    (0.94)                 $     0.01
   Loss From Discontinued Operations ...................  $    (0.04)                 $    (2.11)
                                                          ----------                  ----------
   Net Loss ............................................  $    (0.98)                 $    (2.10)

Diluted Earnings per Share
   (Loss)/ Income From Continuing Operations ...........  $    (0.94)                 $     0.01
   Loss From Discontinued Operations ...................  $    (0.04)                 $    (2.08)
                                                          ----------                  ----------
   Net Loss ............................................  $    (0.98)                 $    (2.07)


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

(CAMBREX LOGO)

                              CAMBREX CORPORATION
                        GAAP to Proforma Reconciliation
                      For the Year Ended December 31, 2004
                 (in thousands, except for earnings per share)
                                  (unaudited)

                                                           Twelve Months ended
                                                       -------------------------
                                                                 2004
                                                       -------------------------
                                                       Net (Loss)
                                                         Income           EPS
                                                       ----------     ----------
Loss From Continuing Operations - GAAP ..............  $  (24,555)    $    (0.94)
Goodwill Impairment .................................      48,720           1.85
Income from Continuing Operations - Proforma ........  $   24,165     $     0.91
                                                       ==========     ==========

                                      ###


Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com